UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2007

Date of Report (Date of earliest event reported)

iPARTY CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25507	76-0547750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

270 Bridge Street, Suite 301, Dedham, Massachusetts		02026
(Address of principal executive offices)		(Zip Code)

(781) 329-3952
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2007, we entered into a new, amended and restated employment agreement with our President and Chief Financial Officer, Patrick Farrell.  Our new agreement with Mr. Farrell reflects the fact that he has informed us that personal, family reasons will require him to relocate from the Boston area to New York during 2007.

Mr. Farrell’s new agreement reflects his desire to assist us in effecting a smooth transition as we undertake identifying and hiring one or more individuals to succeed him.  At the present time, we are looking to hire a new chief financial officer and a new chief operating officer in part as the result of Mr. Farrell’s need to relocate to New York.

Pursuant to the terms of our new agreement with Mr. Farrell, he will continue to be employed by us on a full-time basis through May 15, 2007 and thereafter on a part-time basis through November 15, 2007.  The agreement provides that his service to us after May 15, 2007 may be performed by telecommuting.

The agreement provides that Mr. Farrell will initially continue as our President and CFO and that we will transition Mr. Farrell from these positions as we identify and hire one or more individuals to succeed him.  Thereafter, Mr. Farrell will continue to serve as a special advisor to Sal Perisano, our Chief Executive Officer, and shall directly report to Mr. Perisano at all times.

The new agreement provides that Mr. Farrell will be compensated at an annualized rate of $200,400, which is equal to his pre-existing compensation level.

The agreement further provides that Mr. Farrell will retain his current employment benefits with us during the period running through November 15, 2007, including the right to participate in our Bonus Plan, except that his Bonus Plan eligibility for 2007 will relate solely to the period through May 15, 2007, and that his bonus opportunity will be correspondingly pro-rated through such date.

Our new agreement with Mr. Farrell eliminates certain change in control provisions that were in his prior employment agreement with us.  Certain non-competition and other covenants in Mr. Farrell’s prior agreement with us have not been changed and remain in place.

The full text of Mr. Farrell’s new, amended and restated employment agreement with us is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

10.1                           Amended and Restated Employment Agreement between iParty Corp. and Patrick Farrell, dated January 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.

By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and
Chief Executive Officer

Dated: January 8, 2007

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Employment Agreement between iParty Corp. and Patrick Farrell, dated January 8, 2007.